UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 6, 2005
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     Attached as Exhibit 99.1 and made a part of this item is a press release that announces, among other things, information relating to a loss relating to the correction of the accounting for certain interest rate swaps that will have to be recognized as of September 30, 2005.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     Item 4.02(a)
     On December 6, 2005, First BanCorp’s Board of Directors concluded that its previously issued financial statements for interim and audited annual periods from January 1, 2001 through March 31, 2005 should no longer be relied upon.
     First BanCorp’s management, with the concurrence of its Board, has concluded that it needs to restate previously issued financial statements to correct its accounting for a substantial portion of the mortgage-related transactions it entered into with two financial institutions and for interest rate swaps that it accounted for using the short-cut method. The Company has determined that the mortgage-related transactions were incorrectly accounted for as purchases and that its use of the short-cut method to account for various interest rate swaps, primarily those in which it received up-front payments, was not consistent with Statement of Financial Accounting Standards No. 133. The Company announced the restatement in the press release attached as Exhibit 99.1.
     As a result of the need to restate financial statements to correct the accounting for the mortgage-related transactions and certain interest rate swaps, management is evaluating whether the Company’s disclosure controls and procedures, including internal control over financial reporting, were effective as of the end of each of the affected historical periods. It is likely that the assessment of internal control over financial reporting will result in the identification of a material weakness and, accordingly, an adverse opinion on the effectiveness of internal control over financial reporting from our independent registered public accounting firm, but the Company’s review of internal control over financial reporting is ongoing.
     The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this filing pursuant to this Item 4.02(a).

Item 8.01	Other Events
     Starting on October 31, 2005, several lawsuits alleging securities violations have been filed against First BanCorp, Mr. Alvarez-Perez, and Ms. Astor-Carbonell. Some of these actions have been filed in the District of Puerto Rico and some have been filed in the Southern District of New York. Plaintiffs seek to represent a putative class of persons who acquired securities of First BanCorp during varying alleged class periods; the longest class period alleged is March 13, 2003 to October 24, 2005. Plaintiffs allege that the defendants artificially inflated the Company’s earnings and made material misrepresentations and omissions regarding the Company’s financial condition.
     In addition, several derivative lawsuits have been filed in the Southern District of New York starting on November 8, 2005 naming First BanCorp as a nominal defendant, and naming various former and current executive officers and directors of the Company as defendants. These actions allege breach of fiduciary duty, abuse of control, gross mismanagement, waste, unjust enrichment, reimbursement under the Sarbanes-Oxley Act, and insider selling.
     The Company intends to defend these actions vigorously.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 13, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2005	FIRST BANCORP
	By:	/s/ Luis M. Cabrera
		Name:	Luis M. Cabrera
		Title:	Executive Vice President and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 13, 2005